UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	March 24, 2010

Vitacost.com, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34468	37-1333024
(Commission File Number)	(IRS Employer Identification No.)

5400 Broken Sound Blvd. - NW, Suite 500
Boca Raton, Florida	33487-3521
(Address of Principal Executive Offices)	(Zip Code)

(561) 982-4180

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Ira Kerker Chief Executive Officer 5400 Broken Sound Blvd. - NW, Suite 500 Boca Raton, Florida 33487-3521 (561) 982-4180	Clifford E. Neimeth, Esq. Greenberg Traurig, LLP The MetLife Building 200 Park Avenue New York, NY 10166 (212) 801-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 24, 2010, the Board of Directors (the “Board”) of Vitacost.com, Inc., a Delaware corporation (the “Company”), authorized and declared a dividend distribution of one preferred stock purchase right (a “Right”) for each outstanding share of the Company’s common stock, $0.00001 par value (the “Common Stock”), to stockholders of record at the close of business on March 24, 2010 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, $0.00001 par value, of the Company (the “Preferred Stock”), at a price of $45.00 per one one-thousandth share of Preferred Stock (the “Purchase Price”), subject to adjustment.  The definitive terms of the Rights are set forth in a Rights Agreement, dated March 24, 2010 (the “Rights Agreement”), between the Company and Mellon Investor Services LLC, as Rights Agent (the “Rights Agent”).

Distribution Date; Acquiring Person

The Rights are not exercisable until the “Distribution Date.”  Under the Rights Agreement, the “Distribution Date” will occur after the earlier to occur of the following events: (i) the close of business on the 10th day after the date of the first public announcement that a person or group of affiliated or associated persons (subject to certain exceptions discussed below, an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock (which includes Common Stock referenced in derivative transactions and securities), or such earlier date as a majority of the Board shall become aware of such acquisition of Common Stock (the “Stock Acquisition Date”) or (ii) the close of business on the 10th business day, or such specified or unspecified later date on or after the Record Date as may be determined by action of the Board, following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Stock.

The Rights Agreement provides that the following shall not be deemed an “Acquiring Person” for purposes of the Rights Agreement: (i) the Company or any subsidiary of the Company, in each case including, without limitation, in its fiduciary capacity, any employee benefit or compensation plan of the Company or of any subsidiary of the Company, or any person or entity holding shares of Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or any subsidiary of the Company (an “Exempt Person”); (ii) any person who, as of the date of the Rights Agreement, already is the beneficial owner of 15% or more of the shares of Common Stock then outstanding, provided that if such person thereafter becomes the beneficial owner of additional shares of Common Stock representing 1% or more of the shares of Common Stock then outstanding without the prior written consent of the Company (subject to certain exceptions) and then beneficially owns more than 15% of the Common Stock then outstanding, such Person will no longer be exempted from the definition of Acquiring Person; and (iii) a person or group of affiliated or associated persons who inadvertently have become the beneficial owner of 15% or more of the outstanding shares of Common Stock of the Company, or have become such solely as a result of a reduction in the outstanding shares of Common Stock of the Company in transactions affected by the Company, provided that if such person or group of affiliated or associated persons shall become the beneficial owner of one percent (1%) or more additional shares of Common Stock of the Company without the prior written consent of the Company (subject to certain exceptions) and thereafter beneficially owns more than 15% of the Common Stock of the Company then outstanding, then such person or group of affiliated or associated persons will no longer be exempted from the definition of, and shall be deemed an,  Acquiring Person.

Evidence of Rights; Transfer and Detachment; Rights Certificates

Until the Distribution Date or the earlier redemption, expiration or termination of the Rights, the Rights associated with the Common Stock shall be evidenced by the Common Stock certificates alone and the registered holders of Common Stock also shall be the registered holders of the associated (corresponding) Rights, and the surrender for transfer of any of such certificates also shall constitute the transfer of the Rights associated with the Common Stock represented by such certificate.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.  Rights shall be issued in respect of all shares of Common Stock that are issued (whether originally issued or issued from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date (as defined below).

Exercisability; Expiration; Adjustments

The Rights are not exercisable until the Distribution Date and will expire on the earliest of (i) the close of business on the Final Expiration Date, (ii) the time at which the Rights are redeemed, or (iii) the time at which the Board mandates the exchange of the Rights (the “Expiration Date”).  The “Final Expiration Date” is the earlier of (i) the close of business on March 24, 2015 or (ii) the thirtieth (30th) day following the Company’s 2012 annual meeting if the approval of the Company’s stockholders does not occur at such meeting.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the shares of Preferred Stock; (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock; or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness, assets, cash or stock (excluding regular cash dividends out of the earnings or retained earnings of the Company and dividends payable in shares of Preferred Stock) or of subscription rights, options or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

Subject to certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such price.  At the Company’s option, cash (based on the market price on the last trading date prior to the date of the exercise) may be paid instead of issuing fractional shares of any securities (other than fractional shares of Preferred Stock in integral multiples of one one-thousandth of a share).

Preferred Stock

Shares of Preferred Stock issued upon exercise of the Rights would not be redeemable. Each share of Preferred Stock, if so issued upon exercise, would be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $1.00 per share and (b) an amount equal to 1,000 times the dividend declared and payable in respect of one whole share of Common Stock. In the event of any liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock would be entitled to a minimum preferential payment equal to $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon.  Each issued and outstanding share of Preferred Stock would have 1,000 votes, voting together with the Common Stock.  Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock were converted or exchanged, each share of Preferred Stock would be entitled to receive 1,000 times the amount received in respect of one whole share of Common Stock. The rights of the Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions.

Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of one one-thousandth of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

“Flip-In” Events

If, after the date of the Rights Agreement, (i) any person becomes an Acquiring Person, (ii) any Acquiring Person engages in certain “self-dealing” transactions with the Company (described below) or (iii) while there exists an Acquiring Person, an event occurs which results in such Acquiring Person’s ownership interest in any class of securities of the Company being increased by more than 1% (e.g., a reverse stock split), in each case which would not otherwise trigger a “flip-over” event as described below, each holder of a Right would thereafter have the right to receive, upon exercise of the Right, that number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) which equals the Purchase Price divided by 50% of the “current market price” (as defined in the Rights Agreement) of the Common Stock at the date of the occurrence of the event.  Notwithstanding the foregoing, following the occurrence of any of such events, any Rights beneficially owned by any Acquiring Person would immediately become null and void.

“Self-dealing” transactions are defined to include (i) a consolidation, merger or other combination of any Acquiring Person with the Company or any subsidiary of the Company in which the Company or such subsidiary is the surviving corporation and the Common Stock of the Company remains outstanding and no shares are changed into or exchanged for stock or other securities or cash or any other property, (ii) the transfer of assets or property to the Company or any subsidiary of the Company in exchange (in whole or in part) for securities of the Company or any of its subsidiaries, (iii) the acquisition of securities of the Company (other than in a pro rata distribution payable ratably to all stockholders), (iv) the sale, purchase, transfer, distribution, lease, mortgage, pledge or acquisition of assets by the Acquiring Person to, from or with the Company, other than on an arm’s length basis, (v) the receipt of any compensation by an Acquiring Person for services (other than for employment as a regular full-time or part-time employee or director on a basis consistent with the Company’s past practice), (vi) the receipt of the benefit of a loan or provision of other financial assistance (except proportionately as a stockholder) by an Acquiring Person, or (vii) the licensing, sale or other transfer of proprietary technology or know-how from the Company to the Acquiring Person on terms not approved by the Board.

“Flip-Over” Events

If, after the Stock Acquisition Date, the Company is acquired in a merger or other business combination in which the Common Stock is exchanged or converted or in which the Company is not the surviving corporation, or 50% or more of the Company’s assets or earning power are sold, each holder of a Right thereafter shall have the right to purchase, upon payment of the then current Purchase Price, such number of shares of common stock of the acquiring company which equals the Purchase Price divided by 50% of the “current market price” (as defined in the Rights Agreement) of such common stock at the date of the occurrence of the event. Notwithstanding the foregoing, following the occurrence of any of such events, any Rights beneficially owned by any Acquiring Person would immediately become null and void.

Exchange Option

The Company may, at its option, by majority vote of the Board, at any time after any person becomes an Acquiring Person, mandate the exchange of all or part of the then outstanding and exercisable Rights for shares of Common Stock at an exchange ratio of one share of Common Stock per Right (subject to adjustment).  The Board, however, may not effect an exchange at any time after any person (other than an Exempt Person), together with all affiliates of such person, becomes the beneficial owner of 50% or more of the Common Stock then outstanding.  Immediately upon the action of the Board ordering the exchange of any Rights and without any further action and without any notice, the right to exercise such Rights will terminate and the only right thereafter of a holder of such Rights will be to receive that number of shares of Common Stock equal to the number of such Rights held by the holder.

Redemption

The Board may, at its option, at any time prior to the earlier of (i) the first occurrence of a “flip-in” event and (ii) the Final Expiration Date, redeem the Rights at a redemption price of $0.0001 per Right (the “Redemption Price”), payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board shall determine.  Immediately upon such redemption, the right to exercise the Rights will terminate, and the holders of Rights will become entitled only to receive the Redemption Price.

Amendment

Any of the provisions of the Rights Agreement may be amended by the Board prior to the date any person or group becomes an Acquiring Person without the approval of any holders of the Rights.  After such date, the Board may amend the Rights Agreement to cure any ambiguity, to correct or supplement any provision which may be defective or inconsistent with any other provisions, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement, provided that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

Rights of Holders; Tax Matters

The Rights themselves do not entitle the holder thereof to any rights as a stockholder of the Company, including, without limitation, the right to vote or receive dividends.  While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

Further Information

The Rights Agreement is not intended to prevent a takeover or sale of control of the Company, but rather to encourage anyone seeking to acquire control of the Company to negotiate with the Board prior to attempting such a transaction.  The Rights are designed to assure that all of the Company’s stockholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, open market accumulations and other abusive tactics to gain control of the Company without paying all stockholders a control premium.  The Rights will cause substantial dilution to a person or group that acquires 15% or more of the Company’s Common Stock on terms not approved by the Board (with certain limited exceptions).  The Rights should not interfere with any merger or other business combination approved by the Board at any time prior to the first date that a person or group has become an Acquiring Person.

The foregoing summary of the Rights Agreement and the Rights does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Designation with respect to the Preferred Stock (together with each of the exhibits thereto), the Rights Agreement (together with each of the exhibits thereto), and the press release issued by the Company announcing the foregoing, copies of which are attached hereto as Exhibits 3.1, 4.1 and 99.1, respectively, and are incorporated herein in its entirety by reference.

Item 3.03.	Material Modification to the Rights of Security Holders.

The information set forth in Item 1.01 above is incorporated into this Item 3.03 in its entirety by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)            On March 22, 2010, the Company entered into Second Amendments to the Employment, Non-Competition and Proprietary Rights Agreement with each of Ira P. Kerker, its Chief Executive Officer (the “Kerker Amendment”), Richard P. Smith, its Chief Financial Officer and Chief Accounting Officer (the “Smith Amendment”), Sonya L. Lambert (the “Lambert Amendment”) and Robert D. Hirsch (the “Hirsch Amendment,” and together with the Kerker Amendment, the Smith Amendment and the Lambert Amendment, the “Amendments”).  The Amendments amend the respective Employment, Non-Competition and Proprietary Rights Agreement between the Company and each of Mr. Kerker (the “Kerker Agreement”), Mr. Smith (the “Smith Agreement”), Ms. Lambert (the “Lambert Agreement”) and Mr. Hirsch (the “Hirsch Agreement”, and together with the Kerker Agreement, the Smith Agreement and the Lambert Agreement, as each have been previously amended, the “Agreements”).

Pursuant to the Kerker Amendment, the employment term in the Kerker Agreement was amended to provide for a three year term for Mr. Kerker commencing on March 15, 2010, renewable upon mutual agreement by the Company and Mr. Kerker.  Pursuant to the Smith Amendment and the Lambert Amendment, the employment term in each of their respective Agreements was amended to provide for a two year term commencing on March 15, 2010, renewable upon mutual agreement by the Company and the respective party.  In addition, the Kerker Amendment and Smith Amendment provide that the respective compensation of Mr. Kerker and Mr. Smith will be reviewed by the Board on an annual basis (based on the original anniversary date of the effective date of their respective Agreements, January 29, 2007) and may be increased (but not decreased), as determined by the Board of Directors.

The Kerker Amendment and the Smith Amendment further amended each of the Kerker Agreement and Smith Agreement to provide, among other things, that in the event of a termination by the Company of Mr. Kerker or Mr. Smith “Without Cause” (as defined in the respective Agreements) or by Mr. Kerker or Mr. Smith for “Good Reason” (as defined in the respective Amendments), then, in addition to any compensation and benefits accrued through such termination, Mr. Kerker and Mr. Smith, as the case may be, are entitled to receive (i) a severance payment equal to the greater of (a) 2.5 times the sum of his then current base salary and the average of the prior two years’ annual bonus, or (b) the amount he would be entitled to receive (e.g. base salary, bonus, vacation pay) for the remainder of the term as if he remained employed until the last day of such term, payable in 24 equal monthly payments and (ii) 18 months of company-paid continuation medical benefits.  The Lambert Amendment further amended the Lambert Agreement to provide that in the event of a termination by the Company of Ms. Lambert “Without Cause” (as defined in the Lambert Agreement), then, in addition to any compensation and benefits accrued through such termination, Ms. Lambert is entitled to (i) a severance payment equal to the greater of (a) two times the sum of her then current base salary and the average of her prior two years’ annual bonus, or (b) the amount she would be entitled to receive (e.g. base salary, bonus, vacation pay) for the remainder of the term as if she remained employed until the last day of such term, payable in 24 equal monthly payments and (ii) 18 months of company-paid continuation medical benefits.  The Hirsch Amendment further amended the Hirsch Agreement to provide that in the event of a termination by the Company of Mr. Hirsch “Without Cause” (as defined in the Hirsch Agreement), then, in addition to any compensation and benefits accrued through such termination, Mr. Hirsch is entitled to (i) a severance payment equal to the greater of (a) the sum of his then current base salary and the average of his prior two years’ annual bonus, or (b) the amount he would be entitled to receive (e.g. base salary, bonus, vacation pay) for the remainder of the term as if he remained employed until the last day of such term, payable in 12 equal monthly payments and (ii) 18 months of company-paid continuation medical benefits.

The Amendments further amended the Agreements to provide that if the employment of Mr. Kerker, Mr. Smith, Ms. Lambert or Mr. Hirsch is terminated following a Change of Control (as defined in the respective Amendment), either by the Company Without Cause (as defined in the respective Agreement) or by the executive for Good Reason (as defined in the respective Amendment), then the executive is entitled to the following severance terms (in addition to any compensation and benefits accrued through such termination (1) for Mr. Kerker, if terminated Without Cause or for Good Reason within two years after a Change in Control, a lump sum payment equal to 2.99 times his then current base salary and 2.99 times the higher of (i) the average of the prior two years’ annual bonus and (ii) last year’s bonus; (2) for Mr. Smith, if terminated Without Cause or for Good Reason within 18 months after a Change in Control, a lump sum payment equal to 2.5 times his then current base salary and 2.5 times the higher of (i) the average of the prior two years’ annual bonus and (ii) last year’s bonus; (3) for Ms. Lambert, if terminated Without Cause or for Good Reason within 18 months after Change in Control, a lump sum payment equal to two times her then current base salary and two times the higher of (i) the average of the prior two years’ annual bonus and (ii) last year’s bonus; and (4) for Mr. Hirsch, if terminated Without Cause or for Good Reason within 12 months after a Change in Control, a lump sum payment equal to his then current base salary and last year’s bonus.

Pursuant to the Amendments, each of the Agreements have also been amended to (a) comply with various requirements of Section 409A of the Internal Revenue Code (the “Code”) and (b) reduce any payments to the extent that the failure to do so would result in any payment or distribution being non-deductible by the Company for federal income tax purposes because of Section 280G of the Code.

The foregoing summary of the Amendments does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendments, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein in its entirety by reference.

Item 5.03.	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On March 24, 2010, in connection with the approval and adoption of the Rights Agreement, the Board approved and adopted a Certificate of Designation of Series A Junior Participating Preferred Stock (the “Certificate of Designation”), setting forth the rights, powers and preferences of the Preferred Stock.  The Company filed the Certificate of Designation with the Secretary of State of the State of Delaware on March 24, 2010.

See Item 1.01 above for a summary of the rights, powers and preferences of the Preferred Stock, which summary is incorporated into this Item 5.03 in its entirety by reference. The full description of rights, powers and preferences of the Preferred Stock is set forth in the Certificate of Designation, a copy of which is attached hereto as Exhibit 3.1 and the form of which is included as Exhibit A to the Rights Agreement attached hereto as Exhibit 4.1.  The full text of the Certificate of Designation is incorporated into this Item 5.03 in its entirety by reference.

Item 8.01.           Other Events.

On March 24, 2010, the Company issued a press release announcing its entry into the Rights Agreements referred to in Item 1.01 above.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 in its entirety by reference.

Item 9.01.           Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation with respect to the Series A Junior Participating Preferred Stock, $0.00001 par value, of the Company.

4.1	Rights Agreement dated March 24, 2010, between the Company and Mellon Investor Services LLC, as Rights Agent.

10.1	Second Amendment to Employment, Non-Competition and Proprietary Rights Agreement between the Company and Ira P. Kerker dated as of March 22, 2010.

10.2	Second Amendment to Employment, Non-Competition and Proprietary Rights Agreement between the Company and Richard P. Smith dated as of March 22, 2010.

10.3	Second Amendment to Employment, Non-Competition and Proprietary Rights Agreement between the Company and Sonya L. Lambert dated as of March 22, 2010.

10.4	Second Amendment to Employment, Non-Competition and Proprietary Rights Agreement between the Company and Robert D. Hirsch dated as of March 22, 2010.

99.1	Press Release of the Company, dated March 24, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITACOST.COM, INC.

Date: March 24, 2010

	By:	/s/ Richard P. Smith
	Name:	Richard P. Smith
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation with respect to the Series A Junior Participating Preferred Stock, $0.00001 par value, of the Company.

4.1	Rights Agreement dated March 24, 2010, between the Company and Mellon Investor Services LLC, as Rights Agent.

10.1	Second Amendment to Employment, Non-Competition and Proprietary Rights Agreement between the Company and Ira P. Kerker dated as of March 22, 2010.

10.2	Second Amendment to Employment, Non-Competition and Proprietary Rights Agreement between the Company and Richard P. Smith dated as of March 22, 2010.

10.3	Second Amendment to Employment, Non-Competition and Proprietary Rights Agreement between the Company and Sonya L. Lambert dated as of March 22, 2010.

10.4	Second Amendment to Employment, Non-Competition and Proprietary Rights Agreement between the Company and Robert D. Hirsch dated as of March 22, 2010.

99.1	Press Release of the Company, dated March 24, 2010.